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                                                                    Exhibit 10.3


                        THE BOLT BERANEK AND NEWMAN INC.
                       1983 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE OF PLAN.

        The Bolt Beranek and Newman Inc. 1983 Employee Stock Purchase Plan (the "Plan") is intended to provide a method by which eligible employees of Bolt Beranek and Newman Inc. and its participating subsidiaries (the "Company") may use voluntary, systematic payroll deductions to purchase shares of Common Stock of Bolt Beranek and Newman Inc. ("Stock") and thereby acquire an interest in the future of the Company. For purposes of the Plan, a subsidiary is any corporation in which Bolt Beranek and Newman Inc. owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock, and a participating subsidiary is a subsidiary designated as participating by the Bolt Beranek and Newman Inc. Board of Directors (the "Board of Directors").

SECTION 2. OPTIONS TO PURCHASE STOCK.

        Under the Plan, there is available an aggregate of not more than 3,600,000 shares of Stock (subject to adjustment as provided in Section 15) for sale pursuant to the exercise of options ("options") granted under the Plan to employees (within the meaning of Section 3401 (C) of the Internal Revenue Code of 1986, as amended (the "Code")) of the Company ("employees") who meet the eligibility requirements set forth in Section 3 hereof ("eligible employees"). The Stock to be delivered upon exercise of options under the Plan may be either shares of authorized but unissued Stock, or shares of reacquired Stock, as the Board of Directors shall determine.

SECTION 3. ELIGIBLE EMPLOYEES.

        Except as otherwise provided below, each employee of the Company shall be eligible to participate in the Plan(1); provided that an employee of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended, shall be eligible to participate in the Plan only after completing six months or more of continuous service in the employ of the Company.

        (a) Any employee who immediately after the grant of an option to him would (in accordance with the provisions of Sections 423 and 425(d) of the Code) own Stock possessing 5% or more of the total combined voting power or value of all classes of Stock of the employer corporation or of its parent or subsidiary corporation, as defined in Section 425 of the Code, shall not be eligible to receive an option to purchase stock pursuant to the Plan.

        (b) No employee shall be granted an option under the Plan which would permit his rights to purchase shares of Stock under all employee stock purchase plans of the Company and any parent and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such Stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time, as provided in Sections 423 and 425 of the Code.

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(1) as amended effective January 1, 1996
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        (C) The Board of Directors may exclude from participation an eligible employee located in a foreign country if his participation would be impractical or illegal under the laws of that country.

SECTION 4. METHOD OF PARTICIPATION.

        The periods January 1 to June 30 and July 1 to December 31 of each year shall be option periods. Each person who will be an eligible employee on the first day of any option period may elect to participate in the Plan by executing and delivering, at least 15 days prior to such day, a payroll deduction authorization in accordance with Section 5. Such employee shall thereby become a participant ("participant") on the first day of such option period and shall remain a participant until his participation is terminated as provided in the Plan.

SECTION 5. PAYROLL DEDUCTIONS.

        The payroll deduction authorization shall request withholding, at a rate of not less than 2% nor more than 10%, from the participant's Compensation, by means of substantially equal payroll deductions over the option period. For purposes of the Plan, "Compensation" shall include all amounts included in "401(k) Credited Compensation" under the Bolt Beranek and Newman Inc. Retirement Trust Plan, and shall exclude any compensation that is not so included. A participant may change the withholding rate of his payroll deduction authorization by written notice delivered to the Company at least 15 days prior to the first day of the option period as to which the change is to be effective. All amounts withheld in accordance with a participant's payroll deduction authorization shall be credited to a withholding account for such participant.

SECTION 6. GRANT OF OPTIONS.

        Each person who is a participant on the first day of an option period shall as of such day be granted an option for such period. Such option shall be for the least of: (a) 1,000 shares of Stock (400 shares in the case of an "officer" of the Company (as defined in Rule 16a-1 (f) under Section 16 of the Securities Exchange Act of 1934) in office at any time during the respective option period); or (b) the number of whole shares of Stock to be determined by dividing: (i) the balance in the participant's withholding account on the last day of the option period, by (ii) the purchase price of the Stock determined under Section 7; or (C) the number of whole shares of Stock to be determined by dividing: (I) $12,500, by (II) the fair market value of one share of Stock on the first day of the option period. The Company shall reduce on a substantially proportionate basis the number of shares of Stock receivable by each participant upon exercise of his option for an option period in the event that the number of shares then available under the Plan is otherwise insufficient.

SECTION 7. PURCHASE PRICE.

        The purchase price of Stock issued pursuant to the exercise of an option shall be 85% of the fair market value of the Stock at (a) the time of grant of the option or (b) the time at which the option is deemed exercised, whichever is less, provided, however, that in no event shall the price be less than the net book value per share of the Stock as of the end of the fiscal quarter next preceding the date on which the option is deemed exercised. Net book value per share as of a specified date shall be determined by dividing consolidated shareholders' equity as of that date, by the number of shares of Stock issued and outstanding as of that date. Fair market value

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shall mean the closing price of the Stock on the New York Stock Exchange (or such other national securities exchange as shall then be listing such Stock for trading) on the subject date, or, if there shall have been no reported trades on such date, on the last prior date when such a trade was reported.

SECTION 8. EXERCISE OF OPTIONS.

        If an employee is a participant in the Plan on the last business day of an option period, he shall be deemed to have exercised the option granted to him for that period. Upon such exercise, the Company shall apply the balance of the participant's withholding account (but in no event more than $3,000) to the purchase of the number of whole shares of Stock determined under Section 6, and as soon as practicable thereafter shall issue and deliver certificates for said shares to the participant and shall return to him the balance, if any, of his withholding account in excess of the total purchase price of the shares so issued. No fractional shares shall be issued hereunder.

        Notwithstanding anything herein to the contrary, the Company's obligation to issue and deliver shares of Stock under the Plan shall be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale, or transfer of said shares, and to any requirements of any national securities exchange applicable thereto.

SECTION 9. INTEREST.

        Except as provided in this Section 9, no interest will be payable on withholding accounts. In the event money withheld in respect of an option period is returned to a participant or his beneficiary pursuant to the provisions of Section 10, 11, or 12, the amount returned shall include simple interest (if any) during the period from the date of withholding to the date of return determined at such rate as shall be specified by the Chief Executive Officer of Bolt Beranek and Newman Inc. or by such other person as the Board of Directors may designate. The rate so specified shall not exceed the rate then paid on ordinary passbook savings accounts by BayBank/Harvard Trust. The interest rate, if any, applicable to any option period shall be specified and communicated to participants prior to the beginning of the option period. If no interest rate is specified for an option period, the interest rate in effect for such option period shall be the rate, if any, in effect for the immediately preceding option period.

SECTION 10. CANCELLATION AND WITHDRAWAL.

        A participant who holds an option under the Plan may at any time prior to exercise thereof under Section 8 cancel all (but not less than all) of his option by written notice delivered to the Company. Upon such cancellation, the balance in his withholding account shall be returned to him.

        A participant may terminate his payroll deduction authorization as of any date by written notice delivered to the Company and shall thereby cease to be a participant as of such date. Any participant who voluntarily terminates his payroll deduction authorization prior to the last business day of an option period shall be deemed to have cancelled his option.


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SECTION 11. TERMINATION OF EMPLOYMENT.

        Upon the termination of a participant's service with the Company for any reason, he shall cease to be a participant, and any option held by him under the Plan shall be deemed cancelled, the balance of his withholding account shall be returned to him, and he shall have no further rights under the Plan.

SECTION 12. DEATH OF PARTICIPANT.

        A participant may file a written designation of beneficiary specifying who is to receive any stock and/or cash credited to the participant under the Plan in the event of the participant's death, which designation shall also provide for the election by the participant of either: (i) cancellation of the participant's option upon his death, as provided in Section 10; or (ii) application as of the last day of the option period of the balance of the deceased participant's withholding account at the time of death to the exercise of his option, pursuant to Section 8 of the Plan. In the absence of a valid election otherwise, the death of a participant shall be deemed to effect a cancellation of his option. A designation of beneficiary and election may be changed by the participant at any time, by written notice. In the event of the death of a participant and receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Stock and/or cash to which the beneficiary is entitled under the Plan to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of a participant as the Company may determine. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the Stock or cash credited to the participant under the Plan.

SECTION 13. PARTICIPANTS RIGHTS NOT TRANSFERABLE.

        All participants granted options under the Plan shall have the same rights and privileges, and each participant's rights and privileges under any option granted under the Plan shall be exercisable during his lifetime only by him, and shall not be sold, pledged, assigned, or transferred in any manner. In the event any participant violates the terms of this Section, any options held by him may be terminated by the Company and upon return to the participant of the balance of his withholding account, all his rights under the Plan shall terminate.

SECTION 14. EMPLOYMENT RIGHTS.

        Nothing contained in the provisions of the Plan shall be construed to give to any employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any employee at any time; nor shall it be construed to give the Company the right to require any employee to remain in its employ or to interfere with an employee's right to terminate his employment at any time.


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SECTION 15. CHANGE IN CAPITALIZATION.

    In the event of any change in the outstanding Stock by reason of stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and class of shares available under the Plan and the number and class of shares under option but not exercised, the option price, and the share limit provided for in Section 6(a) shall be appropriately adjusted.

SECTION 16. ADMINISTRATION OF PLAN.

    The Plan shall be administered by the Board of Directors, which shall have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it shall deem necessary or advisable.

SECTION 17. AMENDMENT AND TERMINATION OF PLAN.

    The Company reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by vote of the Board of Directors; provided, however, that any amendment relating to the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 15) or to the employees (or class of employees) to receive options under the Plan shall have no force or effect unless it shall have been approved by the shareholders within twelve months before or after its adoption.

    The Plan may be terminated at any time by the Board of Directors, but no such termination shall adversely affect the rights and privileges of holders of then outstanding options. The Plan will terminate in any case when all or substantially all of the Stock reserved for the purposes of the Plan has been purchased.

SECTION 18. APPROVAL OF SHAREHOLDERS.

    The Plan shall be subject to the approval of the shareholders of Bolt Beranek and Newman Inc., which approval shall be secured within twelve months after the date the Plan is adopted by the Board of Directors.

7/94
9/95

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